Exhibit 10.s

LONGS DRUG STORES CORPORATION

NON-EXECUTIVE LONG-TERM INCENTIVE PLAN

(As amended on February 25, 2003)

1.             PURPOSE

The purpose of the Non-Executive Long-Term Incentive Plan is to provide a means through which Longs Drug Stores Corporation, a Maryland Corporation, and its Subsidiaries, may attract and retain the employment of able persons and to provide a means whereby such persons can acquire and maintain stock ownership thereby strengthening their commitment to the welfare of the Company.  A further purpose of the Plan is to provide certain non-executive employees, especially store management, with incentive and reward opportunities designed to enhance the profitable growth of the Company.

2.             DEFINITIONS

The following definitions shall be applicable throughout the Plan:

a.             “Award” means, individually or collectively, any Option, Stock Appreciation Right (SAR), Restricted Stock Award or Performance Share Award.

b.             “Award Period” means a period of not less than three years and relates to Performance Share Awards.

c.             “Board” means the Board of Directors of the Company.

d.             “Change in Corporate Control” except as may otherwise be provided in the Award agreement or other applicable agreement, means the occurrence of any of the following:

I.                                         The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who are not part of the same controlled group of the Company immediately prior to such merger, consolidation or other reorganization, and who directly or indirectly in the aggregate owned less than 25% of the Company’s combined voting power represented by the Company’s outstanding securities immediately prior to such merger, consolidation or other reorganization;

II.                                     The sale, transfer or other disposition of all or substantially all of the Company’s assets;

III.                                 A change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the members of the Board (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of directors, to be comprised of individuals who either (i) have been directors continuously since the beginning of such period or (ii) have been elected, or nominated for election, as directors during such period by at least a majority of the directors described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or

IV.                                The shareholders of the Company approve the dissolution or liquidation of the Company or the commencement by or against the Company of a case under the federal bankruptcy laws or any other proceeding under any other laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief or there is an involuntary dissolution of the Company; or

V.                                    Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (“Exchange Act”)), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities.  For purposes of this Paragraph (v), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(A)          A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary of the Company;

(B)           A corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company;

(C)           The Company; and

(D)          Longs Drug Stores California, Inc.

A transaction shall not constitute a Change in Corporate Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

e.             “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

f.             “Committee” means the committee of the Board appointed to administer the Plan as referred to in
Section 4.

g.             “Company” means Longs Drug Stores Corporation.

h.             “Date of Grant” means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

i.              “Disability” means a disability that totally and permanently disables the Holder and entitles the Holder to receive long-term disability plan sponsored or maintained by the Company or a Subsidiary.

j.              “Eligible Employee” means any person who satisfies the  requirements of Section 6.

k.             “Fair Market Value” means the fair market value of a share of Stock, to be determined as follows:

(1)                                           For Options and SARs, it shall be the closing price on the New York Stock Exchange (“NYSE”) as reported in the Pacific Edition of the Wall Street Journal on a specified date.

(2)                                           For Performance Share Awards, it shall be the average of the closing prices of the Stock reported in the Pacific Edition of the Wall Street Journal on the NYSE for the 30 consecutive trading days prior to the “Valuation Date.”  The “Valuation Date” for the purpose of granting Performance Share Awards shall be the first day of the year in which the Award is made.  The “Valuation Date” for the purpose of Performance Share Payments shall be the first business day following the end of the Award Period.

(3)           If the Stock is not regularly traded on the NYSE, then “Fair Market Value” shall be determined by the Committee on a uniform basis in good faith.

l.              “Holder” means a person who has been granted an Option, an SAR, a Restricted Stock Award, or a Performance Share Award or who has succeeded to such Award.

m.                                            “Normal Retirement” means, unless the Award agreement or other applicable agreement provides otherwise, Termination by resignation of employment with the Company and any Subsidiary after attaining age 65 or Termination by resignation of employment with the Company and any Subsidiary after attaining age 55 with 10 or more years of employment with the Company or any Subsidiary.  With respect to members of the Board who are not also employees of the Company or a Subsidiary, “Normal Retirement” shall have the meaning under the Board policy, if any, applicable to the Board.

n.             “Option” means an Award granted under Section 7 of the Plan.

o.             “Performance Share” means an Award granted under Section 9 of the

Plan.

p.             “Plan” means this Non-Executive Long-Term Incentive Plan.

q.             “Restricted Stock Award” means an Award granted under Section 10 of the Plan.

r.              “SEC” means the Securities and Exchange Commission.

s.             “Service” means employment with the Company or a Subsidiary or service as a member of the Board.

t.              “Stock” means Common Shares of the Company and, after substitution, such other stock as shall be substituted therefor as provided in Section 12.

u.             “Stock  Appreciation Right” (SAR) means an Award granted under Section 8, whether or not granted in conjunction with an Option.

v.             “Subsidiary” means any “subsidiary corporation” as defined in Code Section 424(f).  Subsidiary also includes any entity of which the Company and/or one or more Subsidiaries own not less than 50%.

w.            “Termination” means, with respect to any person, ceasing to be an employee of the Company or any Subsidiary.

3.             EFFECTIVE DATE, DURATION AND BOARD APPROVAL

This Plan, as amended and restated herein, shall become effective as of the date of approval of this amended Plan by the Board.  Subject to the provisions of Section 13, Awards may be made as provided herein for a period of ten (10) years from the date this Plan is so approved by the Board.  The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

4.             ADMINISTRATION

a.         COMMITTEE COMPOSITION.  A Committee appointed by the Board shall administer the Plan.  Unless the Board determines otherwise, the Board’s Compensation Committee shall be the Committee.  Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.  The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

b.         AUTHORITY OF THE COMMITTEE.  Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan.  Such actions shall include:

(i)            selecting Eligible Employees who are to receive Awards under the Plan;

(ii)                                  determining the type, number, vesting requirements and other features and conditions of such Awards;

(iii)          interpreting the Plan;

(iv)          making all other decisions relating to the operation of the Plan; and

(v)           establishing such plans or sub-plans under the Plan for the purpose of facilitating Awards to Eligible Employees who are not United States citizens or taxpayers.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.

5.                                       GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK AWARDS, AND PERFORMANCE SHARE AWARDS; SHARES SUBJECT TO THE PLAN

The Committee may, from time to time, grant Awards to one or more persons determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6; provided however that:

a.             TOTAL SHARES.  Subject to adjustment pursuant to Section 12, the aggregate number of shares of Stock made subject to Awards may not exceed Three Million (3,000,000) shares.

b.             USE OF SHARES.  Such shares shall be deemed to have been used in payment of Performance Shares and SARs only if actually delivered or the Fair Market Value equivalent of such shares is paid in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award.

c.             ELIGIBLE SHARES.  Stock delivered by the Company in settlement under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

6.             ELIGIBILITY

Employees of the Company or a Subsidiary who, in the opinion of the Committee, are not officers, directors or otherwise “insiders” (for purposes of Section 16 of the Securities Exchange Act of 1934) and are responsible for the continued growth and development and financial success of the business of the Company or any Subsidiary shall be eligible to be granted Awards under the Plan.

7.             STOCK OPTIONS

One or more Options can be granted to any Eligible Employee.  Options shall be nonqualified stock options (Incentive Stock Options are not authorized to be issued) and shall be subject to the following conditions:

a.             OPTION PRICE.  The option price per share of Stock shall be set by the grant.

b.             FORM OF PAYMENT. At the time of the exercise of the Option, the option price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised, and at the discretion of and on terms acceptable to the Committee, by any other legal means.

c.             OTHER TERMS AND CONDITIONS. Each Option shall become exercisable in cumulative installments in such manner and within such period or periods, not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement. No Option shall be exercisable after the expiration of ten years from the date it is granted. Except as set forth below, an Option shall terminate in the event of the Holder’s Termination.

Unless otherwise provided in the Stock Option Agreement, in the event of a Termination, the Holder shall have the right to exercise the Option for the following periods after such Termination, but only to the extent that the Option was exercisable at the date of the Termination and does not otherwise expire by its terms.

(1)                                           In the event of Normal Retirement, three years after the date of Termination.

(2)           In the event of (a) discharge by the Company or any Subsidiary (except for Cause) within two years after the date of a Change in Corporate Control, or (b) resignation of the Holder within the period commencing 180 days after the date of a Change in Corporate Control and ending two years from the date of a Change in Corporate Control, one year after the date of Termination.

(3)           In the event of the Holder’s Termination (except as provided in Section 7c(2) hereof) with the prior written consent of the Company or any Subsidiary or by the Company (or Subsidiary) without Cause, ninety (90) days after the date of such Termination.  Such prior written consent may be given only by the Chief Executive Officer of the Company or any Subsidiary or any such officer delegated by the Chief Executive Officer (other than the resigning person) and must specify that it is given for the purpose of the Holder’s exercise of the Option.

(4)           In the event of (a) discharge by the Company or any Subsidiary with Cause (except as provided in Section 7c(2), hereof), or (b) resignation without the prior written consent of the Company or any Subsidiary, on the date of such discharge or resignation.

For purposes of this Plan, unless otherwise provided for in the Award agreement or other applicable agreement, “Cause” shall mean a commission of any act of fraud, embezzlement or dishonesty; any unauthorized use or disclosure of confidential information or trade secrets of the Company (or any Subsidiary); or any other intentional misconduct adversely affecting the business or affairs of the Company (or any Subsidiary) in a material manner.  In the event of Holder’s Termination due to death, or death within three months of a Normal Retirement, the Option may be exercised for a period of one year after the date of Holder’s death or, if shorter, the remaining term of the Option.

d.             STOCK OPTION AGREEMENT.  Each Option granted under the Plan shall be evidenced by a “Stock Option Agreement” between the Company and the  Holder of the Option containing provisions not inconsistent with the Plan, as determined by the Committee, and shall be subject to the following additional terms and conditions:

(1)           Any Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the Stock Option Agreement.

(2)           Each Option shall cease to be exercisable, as to any share, when the Holder purchases the share or exercises a related SAR or when the Option lapses.

(3)           Leaves of absence, approved by the Company or a Subsidiary, shall not constitute the Termination of the Holder.

e.             EXPIRED OPTIONS.  If any Options awarded under the Plan shall be forfeited, cancelled, or not exercised in full, the Stock subject to such Options may again be awarded under the Plan.

f.              TENDER OFFER OR MERGER.  Notwithstanding any other provision, in the event of a public tender offer for all or any portion of the Stock or in the event that a proposal to merge, consolidate, or otherwise combine with, or sell all or a substantial portion of the assets of the Company or a Subsidiary to, another company is submitted for shareholder approval, the Committee may in its sole discretion declare any or all previously granted Options to be immediately exercisable.

8.             STOCK APPRECIATION RIGHTS

Any Option granted under the Plan may include an SAR, either at the time of grant or by amendment.  SARs may also be granted to an Eligible Employee independent of any prior or contemporaneous Option grant and shall be exercisable as provided therein without regard to any Option.  In addition to such terms and conditions not inconsistent with the Plan as the Committee shall impose, SARs shall be subject to the following terms:

a.             RIGHT TO EXERCISE.  An SAR granted with an Option shall be exercisable to the extent and only to the extent the Option is exercisable.  An SAR not included in an Option shall have a “purchase price” ascribed thereto by the Committee in granting such SAR, which shall not be less than the Fair Market Value of the Stock on the Date of Grant.

b.             PAYMENT.  An exercisable SAR shall entitle the Holder to surrender unexercised the SAR or the Option in which it is included, as the case may be, or any portion thereof, and, to receive in exchange therefore that number of shares of Stock having an aggregate Fair Market Value, as hereinafter defined, equal to the excess of the Fair Market Value of one share over the purchase price per share specified in such SAR or Option times the number of shares called for by the SAR or Option, or portion thereof, which is so surrendered. The Committee shall be entitled to elect to settle the Company’s obligation arising out of the exercise of an SAR by the payment of cash or partially by the payment of cash and partially by the delivery of shares, the total value of which shall be in either case equal to the aggregate Fair Market Value of the shares it would otherwise be obligated to deliver.  The Committee shall also have the right to place such limitations and restrictions on the obligation to make such cash payments or deliver shares under SARs as it, in its sole discretion, deems to be in the best interest of the Company.  The Fair Market Value for SAR exercise purposes of shares shall be determined on the basis of prices on the trading day next preceding the date on which the SAR is exercised.  To the extent that an SAR included in an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

c.             SPECIAL RULES GOVERNING SARS.  An SAR not included in an Option shall be evidenced by an agreement between the Company and the Holder in a form approved by the Committee.  Any SAR granted under the Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including the following:

(1)           The SAR will lapse no later than the underlying Option for SARs accompanying an Option or, for freestanding SARs, no later than 10 years from its Date of Grant;

(2)           An SAR accompanying an Option may be exercised only when the Fair Market Value of the Stock exceeds the option price of the Stock subject to the SAR.

d.             OTHER LIMITATIONS.  An SAR shall be subject to such other limitations as the Committee shall impose.

9.             PERFORMANCE SHARES

One or more Awards of Performance Shares may be made to an Eligible Employee.  Performance Shares shall be credited to a Performance Share account to be maintained for each such Holder.  Each Performance Share shall be deemed to be the equivalent of one share of Stock of the Company.  The Award of Performance Shares under the Plan shall not entitle the Holder to any interest in or to any dividend, voting, or other rights of a shareholder.  The value of the Performance Shares in a Holder’s Performance Share account at the time of Award or the time of payment shall be the Fair Market Value at any such time of an equivalent number of shares of Stock (subject to the limitation provided in Section 9c).

If any Performance Shares awarded under the Plan shall be forfeited, cancelled, or not paid out in full, such Performance Shares may again be awarded under the Plan.  Shares of Stock delivered upon payment of Performance Shares may be either treasury shares, shares purchased for the account of the Holder or authorized and unissued shares, or any combination thereof.

a.             AWARD GRANTS.  Grants of  Performance Shares may be made by the Committee in any fiscal year during the term of the Plan.  Such shares will be paid out in full or in part on the basis of the Company’s performance of such criteria as may be determined by the Committee.  In determining the size of Awards, the Committee shall take into account a Holder’s responsibility level, performance, potential, cash compensation level, and the Fair Market Value of the Stock at the time of Awards, as well as such other considerations as it deems appropriate.

Unless the Award agreement or applicable agreement provides otherwise, in the event there is a Termination of the Holder during an Award Period, payout would be as follows:

1.                                             Normal Retirement.  Payout would be at the end of the Award Period and prorated for service during the Award Period.

2.                                             Resignation or discharge. For resignation with the prior written consent of the Company or a Subsidiary, the payout would be at the end of the Award Period and prorated for service during the Award Period.  For resignation other than with such consent (and not constituting Normal Retirement) or for discharge with or without Cause, the Award would be completely forfeited.

3.                                             Death or Disability.  Payout would be at the end of the Award Period and prorated for service during the Award Period.

b.             RIGHT TO PAYMENT OF PERFORMANCE SHARES. Following the end of the Award Period, the Holder of a Performance Share shall be entitled to receive payment of an amount based on terms of the applicable Award agreement and the achievement of the performance measures for such Award Period, as determined by the Committee.

c.             FORM AND TIMING OF PAYMENT.  No payment of Performance Shares shall be made prior to the end of an Award Period.  Payment therefore shall be made as soon as practicable after the receipt of audited financial statements relating to the last year of such period.

The payment to which a Holder shall be entitled at the end of an Award Period shall be a dollar amount equal to the Fair Market Value at the Valuation Date (as defined in Section 2k(2) hereof) of the number of shares of Stock equal to the number of Performance Shares earned and payable to him/her in accordance with Section 9b.  Payment shall normally be made one-half in cash and one-half in Stock; however, the Committee may authorize payment in such other combinations of cash and Stock or all in cash or all in Stock, as it deems appropriate.  Issuance of the Stock shall be subject to the authorization of the Board.

The number of shares of Stock to be paid in lieu of cash will be based on the quotient of the portion of the payment not paid in cash and the Fair Market Value of a share of Stock on the date of entitlement.

d.             TENDER OFFER OR MERGER. Notwithstanding any other provision of the Plan, in the event of any public tender offer for all or any portion of the Stock or in the event that a proposal to merge, consolidate or otherwise combine with, or sell all or a substantial portion of the assets of the Company or a Subsidiary to, another company is submitted for shareholder approval, the Committee may in its sole discretion declare any Award Period ended as of a specific date and accelerate full payments of such awards accordingly.

10.           RESTRICTED STOCK AWARDS

a.             RESTRICTION PERIOD TO BE ESTABLISHED BY THE COMMITTEE. One or more Awards of Restricted Stock may be made to an Eligible Employee.  At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the “Restriction Period”) applicable to such Award which shall be not less than one (1) year. Each Restricted Stock Award may have a different Restriction Period, at the discretion of the Committee. In the event of a public tender offer for all or any portion of the Stock or in the event that any proposal to merge, consolidate or otherwise combine with, or sell all or a substantial portion of the assets of the Company or a Subsidiary to, another company is submitted for approval, the Committee may in its sole discretion change or eliminate the Restriction Period. Except as permitted above or pursuant to Section 12, the Restriction Period applicable to a particular Restricted Stock Award shall not be changed.

b.             OTHER TERMS AND CONDITIONS.  Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award.  The Holder shall have the right to enjoy all shareholder rights during the Restriction Period with the exception that:

(1)           The Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired and arrangements satisfactory to the Company for the satisfaction of applicable tax or other withholding shall have been made.

(2)           The Company may either issue shares subject to such restrictive legends and/or stop-transfer instructions as it deems appropriate or provide for retention of custody of the Stock during the Restriction Period.

(3)           A breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause an immediate forfeiture of the Restricted Stock Award, and any dividends withheld thereon.

(4)           Cash and stock dividends may be either currently paid or withheld by the Company for the Holder’s account until the Restriction Period expires.  At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Committee.

c.             FORFEITURE PROVISIONS.  In the event there is a Termination of Holder during a Restriction Period, unless the Award agreement or other applicable agreement provides otherwise, an Award would be forfeited as follows:

(1)           Normal Retirement.  The Award would be prorated for service during the period and would be received as soon as practicable following retirement.

(2)           Resignation or discharge. For resignation with the prior written consent of the Company or a Subsidiary, the Award would be prorated for service during the Award Period and received as soon as practicable following resignation.  For resignation other than with such consent (and not constituting Normal Retirement) or for discharge with or without Cause, the Award would be completely forfeited.

(3)                                           Death or Disability.  The Award would be prorated for service during the Award Period and received as soon as practicable following death or Disability.

Dividends withheld by the Company on Restricted Stock that is forfeited shall be retained by the Company.

d.             PAYMENT FOR RESTRICTED STOCK.  A Holder may or may not be required to make any payment for Stock received pursuant to a Restricted Stock Award.

11.           GENERAL

a.             GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (“Act”), any of the shares of Stock issued under the Plan. If the shares issued under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

b.             TAX WITHHOLDING. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as required by law to be withheld with respect to such cash payments. In the case of Awards paid in Stock, the employee or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock.  Stock withholding may be permitted in the discretion of the Committee to cover minimum withholding requirements.

c.                                             CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary or limit the right of the Company or any Subsidiary to terminate an employee at anytime, with or without cause.  A holder of any right hereunder to receive cash or Stock in respect of any Award shall have no rights other than those of a general unsecured creditor of the Company. Awards represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award.

d.             BENEFICIARIES.  To the extent that the Committee allows beneficiary designations, any payment of Awards due under this Plan to a deceased Holder shall be paid to the beneficiary duly designated by the Holder in accordance with the Company’s practices. If no such beneficiary has been designated or survives the Holder, payment shall be made to the Holder’s legal representative. A beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Committee.

e.             NONTRANSFERABILITY.  Unless otherwise permitted in the Award agreement and then only to the extent allowable by applicable law, a person’s rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be assigned, pledged, or transferred except, in the event of a Holder’s death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution, or, for any Award other than an ISO (or an SAR granted in tandem with an ISO), pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

f.              INDEMNIFICATION.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the

Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him/her in connection with or resulting from any claim, action, suit, or proceeding to which he/she may be a party or in which he/she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him/her in satisfaction of judgment in any such action, suit, or proceeding against him/her.  He/she shall give the Company an opportunity, at its own expense, to handle and defend the same before he/she undertakes to handle and defend it on his/her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                g.             RELIANCE ON REPORTS.  Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

h.             RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary.

i.              EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

j.              PRONOUNS.  Masculine pronouns and other words of masculine gender shall refer to both men and women.

k.             TITLES AND HEADINGS.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.                                 CHANGES IN CAPITAL STRUCTURE

Options, SARs, Restricted Stock Awards, Performance Share Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee as to the number and type (or class) and price per share of Stock or other considerations subject to such Awards in the event of changes in the outstanding Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Awards. In the event of any such change in the outstanding Stock, the aggregate number and type (or class) of shares available under the Plan (and pursuant to individual to Award limits) shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

13.                                 AMENDMENTS AND TERMINATION

The Board may at any time and for any reason terminate the Plan or, with the express written consent of a Holder for any changes that are detrimental to such Holder, cancel or reduce or otherwise alter his outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s shareholders to the extent required by applicable laws, regulations or rules.  The Committee may permit Awards to be granted in exchange for the cancellation of other Awards.  The Committee may permit the amendment of Awards, subject to the express written consent of a Holder for any changes that are detrimental to such Holder.

14.                                 GOVERNING LAW

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).  Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or applicable Award agreement.